Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130-3002 O: 858.350.2300 F: 866.974.7329

February 12, 2024

Aadi Bioscience, Inc.

17383 Sunset Boulevard Suite A250

Pacific Palisades, California 90272

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Aadi Bioscience, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to (i) the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the Base Prospectus (as defined below) and the supplements to the Base Prospectus referred to therein, including the ATM Prospectus (as defined below) (each a “Prospectus Supplement”), of up to an aggregate offering price of $150,000,000, or the equivalent thereof, of (a) shares of Common Stock (as defined below) (the “Base Prospectus Shares”); (b) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”); (c) the Company’s debt securities (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (e) units consisting of two or more securities described above in any combination (the “Units”); and (ii) the Placement Shares (the Base Prospectus Shares, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Placement Shares are collectively referred to herein as the “Securities”).

The Registration Statement includes: (i) a base prospectus (the “Base Prospectus”) and (ii) an additional prospectus (the “ATM Prospectus”), covering the offering of up to $75,000,000 of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), that may be sold under the Sales Agreement, dated March 17, 2022, by and between the Company and Cowen and Company, LLC (such agreement, the “Sales Agreement,” and such shares, the “Placement Shares”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein, the ATM Prospectus, and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be selected by the Company (the “Trustee”). The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K (or with respect to the Placement Shares, the Sales Agreement). The Debt Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) with respect to shares of Common Stock or Preferred Stock, that there will be sufficient shares of

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Aadi Bioscience, Inc.

February 12, 2024

Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (j) specific sales of Placement Shares pursuant to the Sales Agreement from time to time will be duly authorized by the Board; and (k) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The term “Board” means the Board of Directors of the Company or a duly constituted and acting committee thereof.

Based on such examination, we are of the opinion that:

1. With respect to the Base Prospectus Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the Base Prospectus Shares and related matters; and (b) the Base Prospectus Shares have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the Base Prospectus Shares will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation (a “Certificate”) relating to such Preferred Stock conforming to the General Corporation Law of the State of Delaware (the “DGCL”) and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) the shares of Preferred Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

Aadi Bioscience, Inc.

February 12, 2024

4. With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement, as applicable, duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Securities underlying the Units) and related matters; and (b) the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Placement Shares, when issued and paid for in connection with the Sales Agreement and as provided in the ATM Prospectus, will be validly issued, fully paid and non-assessable.

Aadi Bioscience, Inc.

February 12, 2024

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America, the laws of the State of New York as to the enforceability of the Debt Securities and the DGCL.

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Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130-3002 O: 858.350.2300 F: 866.974.7329

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the ATM Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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